Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                          47, Avenue Hoche
   FAX (212) 715-8000                                             75008 Paris
                                                                    France


                                                September 9, 2002


Casual Male Retail Group, Inc.
555 Turnpike Street
Canton, Massachusetts  02021

                      Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

               We are rendering this opinion in connection with the Registration Statement on Form S-3 (File No. 333-90742) (the "Registration Statement") filed by Casual Male Retail Group, Inc. (formerly known as Designs, Inc.), a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 20,277,867 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), and 4,531,471 shares of Common Stock (the "Additional Shares") issuable upon the exercise of certain outstanding warrants or options.

               We have examined such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, representations, statements and certificates of officers and representatives of the Company. In giving the opinion set forth below, we have also assumed that the Additional Shares will be issued in accordance with the terms of the respective instruments governing such issuance.

               Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable and that, upon issuance of the Additional Shares in accordance with terms of the respective instruments governing such issuance, the Additional Shares will be validly issued, fully paid and non-assessable.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

               We do not express any opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

                                       Very truly yours,


                                       /s/ Kramer Levin Naftalis & Frankel LLP